News	UNIT CORPORATION
8200 South Unit Drive, Tulsa, Oklahoma, 74132
Telephone 918 493-7700, Fax 918 493-7711

Contact:	Michael D. Earl
Vice President, Investor Relations
(918) 493-7700
www.unitcorp.com

For Immediate Release…
March 26, 2020

UNIT CORPORATION RECEIVES DELISTING NOTICE FROM THE NEW YORK STOCK EXCHANGE

Tulsa, Oklahoma . . . Unit Corporation (NYSE- UNT, OTC Pink- UNTCQ) (“the Company”) today announced that it has received notification from the New York Stock Exchange (the “NYSE”) that the Company’s common stock has been suspended from trading on the NYSE and that the NYSE has determined to commence proceedings to delist the Company’s common stock. The NYSE determined that the Company was no longer suitable for listing under Section 802.01D of the NYSE Listed Company Manual after the Company’s May 22, 2020 disclosure that it and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division. The Company does not presently anticipate exercising its right to appeal the NYSE’s delisting determination.

The Company’s common stock will begin to be quoted on the OTC Pink marketplace on May 27, 2020 under the symbol “UNTCQ”. Investors can find quotes for the Company's common stock on www.otcmarkets.com. The Company does not expect the transition to the OTC Pink marketplace to affect the Company's business operations.

About the Company

Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas exploration, production, contract drilling and natural gas gathering and processing. For more information about Unit Corporation, visit its website at http://www.unitcorp.com.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts and often contain words such as "may," "will," "expect," "believe," "anticipate," "plan," "estimate," "seek," "could," "should," "intend," "potential," or words of similar meaning. Forward-looking statements are based on management's expectations, beliefs, assumptions and estimates regarding the Company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Chapter 11 cases filed by the Company and certain of its subsidiaries, the debtor-in-possession facility (the “DIP facility”) contemplated by a restructuring support agreement between the Company and certain lenders and bondholders, the Company's ability to complete the restructuring and its ability to continue operating in the ordinary course while the Chapter 11 cases are pending. These statements are subject to significant risks, uncertainties, and assumptions difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company's ability to complete a reorganization process under Chapter 11, including consummation of the restructuring; potential adverse effects of the Chapter 11 cases on the Company's liquidity and results of operations; the Company's ability to obtain timely approval by the bankruptcy court regarding the motions filed in the Chapter 11 cases; objections to the Company's restructuring process, the DIP facility, or other pleadings filed that could protract the Chapter 11 cases; employee attrition and the Company's ability to retain senior management and other key personnel due to the distractions and uncertainties, including the Company's ability to provide adequate compensation and benefits during the Chapter 11 cases; the Company's ability to comply with the restrictions imposed by the DIP facility and other financing arrangements; the Company's ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities because of the Chapter 11 filing; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, including holders of the Company's common stock; the effects of the Chapter 11 cases on the market price of the Company's common stock and on the Company's ability to access the capital markets; the bankruptcy court's rulings in the Chapter 11 cases, including the approvals of the terms of the restructuring and the DIP facility, and the outcome of the Chapter 11 cases generally; the time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company's ability to consummate the restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described occasionally in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in the Company's most recent Annual Report on Form 10-K and any updates thereto in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge occasionally, or those that the Company deems immaterial, could cause the Company's actual results to differ, and it is impossible for the Company to predict them all. The Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this news release, whether because of new information, future events or otherwise, except as required by law.